UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On December 19, 2014, Kinder Morgan, Inc. (the “Corporation”) entered into an equity distribution agreement (the “Agreement”) with UBS Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc. as sales agents (the “Sales Agents”).  Pursuant to the terms of the Agreement, the Corporation may sell from time to time through the Sales Agents, shares of the Corporation’s Class P common stock having an aggregate offering price of up to $5 billion (the “Shares”).  Sales of the Shares, if any, will be made by only one of the Sales Agents on any given day by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed between the Corporation and the Sales Agents.

Under the terms of the Agreement, the Corporation may also sell Shares from time to time to any of the Sales Agents as principal for its own account at a price to be agreed upon at the time of sale.  Any sale of the Shares to a Sales Agent as principal would be pursuant to the terms of a separate terms agreement between the Corporation and such Sales Agent.

The Shares will be issued pursuant to the Corporation’s shelf registration statement on Form S-3 (File No. 333-200421).

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which form is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

1.1                               Equity Distribution Agreement, dated December 19, 2014, by and among Kinder Morgan, Inc., UBS Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

By:	/s/ David R. DeVeau
Name: David R. DeVeau
Title: Vice President

Date: December 19, 2014

EXHIBIT INDEX

1.1                               Equity Distribution Agreement, dated December 19, 2014, by and among Kinder Morgan, Inc., UBS Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc.